Exhibit 99.2

REVOCABLE PROXY

UNION BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

[ . ], 2013

[ . ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints [ . ] and [ . ], or either of them, each with full power of substitution as attorneys and proxies of the undersigned to vote all Union Bancorp, Inc. (“Union”) common stock of the undersigned at the Annual Meeting of Shareholders of Union to be held at [ . ], local time, on [ . ], 2013, at the Pottsville City Hall, City Council Chambers, 401 N. Centre Street, Pottsville, Pennsylvania  17901, and at any adjournment or postponement of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER OF RECORD.  WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE SHARES REPRESENTED BY THIS PROXY FOR ALL PROPOSALS DESCRIBED HEREIN, AND IN ACCORDANCE WITH THE DIRECTION OF THE BOARD OF DIRECTORS OF UNION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Joint Proxy Statement/Prospectus dated [ . ], 2013.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS

TO VOTE OVER THE INTERNET OR BY TELEPHONE.

YOUR VOTE IS IMPORTANT!

(continued, and to be marked, dated and signed, on the other side)

UNION BANCORP, INC. – ANNUAL MEETING, [ • ], 2013

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.  Call toll free [ • ] on a Touch-Tone Phone.  There is NO CHARGE to you for this call.

or

2.  Via the Internet at [ • ] and follow the instructions.

or

3.  Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

[X]	PLEASE MARK VOTES	REVOCABLE PROXY	Annual Meeting of Shareholders
	AS IN THIS EXAMPLE	Union Bancorp, Inc.	[ . ] , 2013

The board of directors recommends a vote FOR All Proposals described below.

Proposal 1 – Adoption of the Amended and Restated Agreement and Plan of Consolidation, dated as of April 24, 2013, by and between Union and Riverview Financial Corporation (“Riverview”), which provides for, among other things, the consolidation of Union and Riverview into a new corporation (“Newco”), and the conversion of each share of Union common stock outstanding immediately prior to the consolidation into the right to receive 1.95 shares of Newco common stock.

For	[ ]	Against	[ ]	Abstain	[ ]

Proposal 2 – Election of two directors to Class A to serve for a three (3) year term.

Nominees:  Naomi Morrow Ost and Daniel R. Blaschak.

FOR all nominees listed herein (except as withheld)	WITHHOLD AUTHORITY
in space provided herein	to vote for all nominees listed herein
[ ]	[ ]

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

Proposal 3 – Ratification of the selection of ParenteBeard LLC as the independent auditors of Union for fiscal year 2013.

For	[ ]	Against	[ ]	Abstain	[ ]

Proposal 4 – Approval of the adjournment of the annual meeting if necessary to solicit additional proxies in favor of the adoption of the consolidation agreement.

For	[ ]	Against	[ ]	Abstain	[ ]

[ ]	PLEASE CHECK IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Please date and sign exactly as name appears hereon.  When signing as attorney, executor, administrator, trustee, guardian, etc., full title as such should be shown.  For joint accounts, each joint owner should sign.  If more than one trustee is listed, all trustees should sign, unless one trustee has power to sign for all.

(Signature of Shareholder)

(Signature of Shareholder)

Dated:	, 2013

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.  By Mail;

2.  By Telephone (using a Touch-Tone Phone); or

3.  By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to[ • ] Eastern Time on [ • ], 2013. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet

Call Toll-Free on a Touch-Tone Phone	anytime prior to [ • ] Eastern Time, [ • ], 2013
anytime prior to [ • ] Eastern Time, [ • ], 2013:	go to:

[ • ]	[ • ]

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

YOUR VOTE IS IMPORTANT!